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                                                        EXHIBIT 10.12







                            DATED 31ST MARCH 1993



                         (1) INNOVEX HOLDINGS LIMITED


                                    -and-


                                (2) PAUL KNOTT





                          ___________________________

                               SERVICE AGREEMENT

                          ___________________________










                                 HOBSON AUDLEY
                               7 Pilgrim Street
                                London EC4V 6DR


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THIS AGREEMENT is made the 31st day of March 1993


BETWEEN:

(1) INNOVEX HOLDINGS LIMITED ("the Company") registered in England under number 1413055 whose registered office is at Innovex House, Reading Road, Henley-on-Thames, Oxon RG9 1EL; and

(2) PAUL KNOTT of 9 Duncan Gardens, Purley on Thames, Berkshire RG8 8DW ("the Executive").

IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

        "Associated Company": In relation to the Company, another company which is a subsidiary of, or a holding company of, or another subsidiary of a holding company of, the Company;

        "the Board": the Board of Directors from time to time of the Company including any committee of the Board duly appointed by it;

        "the Bonus Incentive Scheme": the bonus scheme for executives operated by the Company from time to time;

         "the Business": the carrying on of the business of the provision of advice and services connected with the provision of contract hire human resources and clinical research to serve the pharmaceutical industry;

        "Industrial Property": includes inventions, designs, processes, formulae, notations, improvements, know-how, goodwill, reputation, moulds, get-up, logos, devices, plans, models, literary, dramatic, musical and artistic works as defined by the Copyright Designs and Patents Act 1986;


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        "Industrial Property Rights":  includes patents, designs, trademarks, trade names, goodwill, copyrights, and all other forms of industrial or intellectual property (in each case in any part of the world and whether or not registered or registrable and to the fullest extent thereof and for the full period thereof and all extensions and renewals thereof) and all applications for registration thereof, and all rights and interests thereto and therein;

        "the Pension Scheme": the Innovex Holdings Limited Pension and Life Assurance Scheme;

        "production": (and consonant expressions) used in relation to Industrial Property includes the invention, creation, discovery, design, research, development and manufacture thereof;

        "relevant Industrial Property": all Industrial Property produced invented or discovered by the Executive either alone or with any other person at any time now or hereafter during the continuance in force of this Agreement (whether or not in the course of his employment hereunder) which is Industrial Property of the kind produced at any such time by the Company or any Associated Company, or relates directly or indirectly to the business of the Company or any Associated Company or which may in the opinion of the Company be capable of being used or adapted for use therein or in connection therewith;

        "the Restricted Territories": the United Kingdom, the Channel Islands, the Isle of Man, the Republic of Ireland, the Federal Republic of Germany and the United State of America;

        "subsidiary" and "holding company": the meanings respectively ascribed thereto by Section 736 of the Companies Act 1985;

        "the 1978 Act":  the Employment Protection (Consolidation) Act 1978.

1.2 References in this Agreement to statutes shall include any statute modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same.


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1.3     Headings are for ease of reference only and shall not be taken into account in the construction of this Agreement.

2.      APPOINTMENT

        The Company hereby engages the Executive and the Executive hereby agrees to serve the Company as Group Finance Director upon the terms and conditions hereinafter appearing.

3.      TERM

3.1 The Executive's employment hereunder shall be deemed to have commenced on the date hereof and shall continue (subject to earlier termination as provided for herein) for an initial term of three years expiring on 31st day of March 1996 and thereafter until terminated by either party giving to the other twelve months' prior notice such notice to expire at or at any time after 31st March 1996.

3.2     The Company shall be entitled to pay salary in lieu of notice.

3.3 The Executive's previous employment with Innovex Limited from 30th November 1992 to date shall count as part of the Executive's continuous period of employment with the Company for the purposes of the 1978 Act.

3.4 In the event that the Company gives notice to terminate the employment of the Executive under this Agreement the Executive agrees:-

        (a) that for a period not exceeding the period of such notice the Board may in its absolute discretion require the Executive to perform only such duties as it may allocate to him or not to perform any of his duties under this Agreement and/or to exclude him from any premises of the Company or of any Associated Company (without providing any reason therefor); and

        (b) that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever


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            in respect of which the Executive has any claim against the
            Company;

        PROVIDED ALWAYS that throughout the period of any such action the Executive's salary and all other contractual benefits shall continue to be paid and provided to him unless and until his employment shall be terminated.

4.      POWERS, DUTIES AND WORKING HOURS

4.1 During the continuance of his employment hereunder the Executive shall:-

        (a) unless prevented by ill health or accident devote all of his time and all his attention and abilities during normal business hours to carrying out his duties hereunder;

        (b) carry out his duties in a proper and efficient manner and use his best endeavours to promote and maintain the interests and reputation of the Company and of its Associated Companies;

        (c) exercise such powers and perform such duties in relation to the business of the Company and/or of its Associated Companies as may from time to time be vested in or assigned to him by the Board; such powers and duties may from time to time fall outside the normal ambit of the Executive's position but will not be duties inappropriate to the Executive's status;

        (d) comply with all reasonable directions from time to time given to him by the Board and with all rules and regulations from time to time laid down by the Company concerning its employees which are consistent with this Agreement;

        (e) work at such location in the United Kingdom as the Company shall require from time to time and, if the Company shall so require for this purpose, and subject to the Company's bearing the Executive's reasonable moving expenses in accordance with


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            its then current policy for the relocation of executives shall move to and reside at such location; and

        (f) travel to such places (whether within or outside the United Kingdom) in such manner and on such occasions as the Company may from time to time reasonably require.

4.2 The Executive's normal working hours shall be such hours as are reasonably necessary for the proper performance of the Executive's duties.

5.      REPORTING

        The Executive shall report to the Board and shall at all times keep the Board informed of his conduct of the affairs of the Company and its Associated Companies.

6.      REMUNERATION

6.1 During the continuance of his employment hereunder the Executive shall be paid a salary at the initial rate of L.60,000 per annum which shall be reviewed annually on or with effect from 1st April each year but without commitment to increase (the first such review to be made on or to take effect from 1st April 1993) and such salary shall accrue from day to day and be paid by equal monthly installments in arrears on the last day of each month or if that is not a business day the immediately preceding business day.

6.2 The Executive shall be paid a Director's fee of L.250 in respect of each Board Meeting of the Company which he shall attend.

6.3 Save as provided in clause 6.2, notwithstanding anything to the contrary in the Articles of Association of the Company or of any Associated Company the Executive shall not be entitled to any remuneration as an officer or employee of the Company or of any Associated Company in addition to that specified in this Agreement.

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7.      EXPENSES

        The Company shall reimburse to the Executive all reasonable travelling, hotel, entertainment and other out-of-pocket expenses properly incurred by him in the proper performance of his duties subject to production if required of receipts and vouchers.

8.      COMPANY CAR

8.1 The Company shall provide the Executive with a motor car commensurate with the Executive's position for the purpose of performing his duties hereunder and the Company shall bear the cost of all petrol and oil, both business and private mileage, and all other expenses reasonably and properly incurred by him in the use of such motor car.

8.2 The Executive shall take good care of the vehicle and procure that the provisions and conditions of any policy of insurance relating thereto are observed in all respects, and shall comply with all regulations of the Company relating to company cars.

8.3 Upon the determination (howsoever arising) of his employment hereunder the Executive shall forthwith return the vehicle, its keys and all documents relating to it to the Company at its principal place of business or as otherwise directed by the Company.

9.      PENSION, ETC. BENEFITS

9.1 During the continuance of his employment hereunder the Executive shall be entitled to become a member of the Pension Scheme (in relation to which there is not a contracting out certificate in force) subject to the rules and regulations of the Pension Scheme from time to time. The Company will at the Executive's option make contributions to a personal pension plan equal to those which it would pay in respect of the Executive to the Pension Scheme.

9.2 During the continuance of his employment hereunder the Executive shall be entitled to participate at the Company's expense in the Company's:-


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        (a) life assurance scheme with Zurich Life;

        (b) private medical scheme with BUPA; and

        (c) permanent health scheme with Unum;

        subject to the rules of the schemes from time to time.

9.3 During the continuance of his employment hereunder the Executive shall be entitled to participate in:-

        (a) the Company's Bonus Incentive Scheme; and

        (b) the Innovex Limited profit related pay scheme;

        subject to the rules of such schemes as from time to time amended.

9.4 The Executive will be invited to participate in the share option scheme proposed to be adopted by the Company.

10.     HOLIDAYS

10.1 In addition to bank and other public holidays the Executive shall be entitled in every calendar year to 25 working days' paid holiday, 22 days to be taken at such time or times as may be approved by the Board and 3 days to be taken at such time as shall be designated by the Board PROVIDED THAT to the extent that any holiday entitlement is not taken in any calendar year the same shall be lost.

10.2 Holiday entitlement shall be deemed to accrue at the rate of 2 days per month and on the determination of his employment hereunder the Executive shall be entitled to pay in lieu of outstanding holiday entitlement and shall be required to repay to the Company pay for holiday taken in excess of his actual entitlement and for the purposes of this Clause the basis for payment shall be 1/261 annual salary for each day's holiday entitlement.


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11.     INCAPACITY

11.1 If the Executive is absent from work due to illness or accident he shall notify the Company Secretary as soon as possible and if this incapacity continues for seven or more consecutive days or for more than fourteen working days in any year he shall submit a doctor's certificate to the Company.

11.2 If the Executive is absent from work due to illness or accident duly notified and certified in accordance with Clause 11.1 the Company shall pay the Executive his full remuneration (including bonus/commission) for up to an aggregate of 130 working days absence in any period of twelve months and thereafter such remuneration (if any) as the Board shall in its discretion approve.

11.3 The remuneration paid under Clause 11.2 shall include any Statutory Sick Pay payable and when this is exhausted shall be reduced by the amount of any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered).

11.4 The Company may at its expense at any time whether or not the Executive is then incapacitated require the Executive to submit to such medical examinations and tests by doctor(s) nominated by the Company and the Executive hereby authorizes such doctor(s) to disclose to and discuss with the Company and its medical adviser(s) the results of such examinations and tests.

12.     SECRECY

        The Executive shall during the continuance of his employment hereunder and at all times thereafter keep with inviolable secrecy and shall not reveal, disclose or publish to any person other than the Board or persons nominated by them or otherwise utilise other than for the proper performance of his duties any information of a confidential or secret nature (including without limitation trade secrets, know-how, inventions, designs, processes, formulae, notations, improvements, financial information and lists of customers) concerning the affairs or business or products of the

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        Company or of any Associated Company or of any of their predecessors in business or of their suppliers, agents, distributors or customers of which he may now know or have learned or which he may hereafter know or learn while in the Company's employment, and shall not use for his own purposes or for any purposes other than those of the Company or of any Associated Company any such confidential information.

13.     INTELLECTUAL PROPERTY

13.1 All relevant Industrial Property and all Industrial Property Rights therein shall to the fullest extent permitted by law belong to, vest in and be the absolute, sole and unencumbered property of the Company or an Associated Company.

13.2    The Executive hereby:-

        (a) acknowledges for the purposes of Section 39, Patents Act 1977 that because of the nature of his duties and the particular responsibilities arising from the nature of his duties he has and at all times during his employment will have a special obligation to further the interests of the undertakings of the Company and of any Associated Company;

        (b) undertakes to notify and disclose to the Company in writing full details of all relevant Industrial Property forthwith upon the production of the same, and promptly whenever requested by the Company and in any event upon the determination of his employment with the company deliver up to the Company all correspondence and other documents, papers and records, and all copies thereof in his possession, custody and power relating to any relevant Industrial Property;

        (c) undertakes to hold upon trust for the benefit of the Company or any Associated Company any relevant Industrial Property and the Industrial Property Rights therein to the extent the same may not be and until the same are vested absolutely in the Company or any Associated Company;

                                     -9-




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        (d) assigns by way of present assignment of future copyright all copyright in all relevant Industrial Property;

        (e) acknowledges that save as provided by law no further remuneration or compensation other than that provided for herein is or may become due to the Executive in respect of the performance of his obligations under this Clause; and

        (f) undertakes at the expense of the Company to execute all such documents, make such applications, give such assistance and do such acts and things as may in the opinion of the Board be necessary or desirable to vest in and register or obtain letters patents in the name of the Company or any Associated letters patents in the name of the Company or any Associated Company and otherwise to protect and maintain the relevant Industrial Property and the Industrial Property Rights therein.

13.3 To the extent that by law any relevant Industrial Property or the Industrial Property Rights therein do not, or are not permitted to, vest in or belong to the Company or any Associated Company the Executive agrees immediately upon the same coming into existence to offer to the Company or any Associated Company in writing a right of first refusal to acquire the same on arm's length terms to be negotiated and agreed between the parties in good faith.

14.     RESTRICTIONS DURING EMPLOYMENT

        The Executive shall not during the continuance of his employment hereunder without the prior consent in writing of the Board either alone or jointly with or on behalf of others and whether directly or indirectly and whether as principal, partner, agent, shareholder, director, employee or otherwise howsoever engage in, carry on or be interested or concerned in any business other than that of the Company and its Associated Companies PROVIDED THAT nothing in this Clause shall preclude the Executive from:-

        (a) holding shares or other securities as a bona fide investment only in any company where such shares or other securities are quoted or otherwise dealt in on a recognized or designated

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            investment exchange and the Executive's aggregate holding of such shares or securities does not constitute more than five per cent of all the equity shares in the capital of that company or confer the right to cast more than five per cent of all the votes ordinarily capable of being cast at general meetings of the shareholders of that company; or

        (b) maintaining his present outside business interests and investments as disclosed to, and approved by, the Board (such approval not to be unreasonably withheld) and PROVIDED ALWAYS that:-

            (i) such business is not at any time in competition with the Company or any of its subsidiaries; and

           (ii) the Executive's duties hereunder to the Company shall have priority and the pursuit of such outside interests shall not unduly interfere with the due and proper performance of such duties.

15.     GRIEVANCE AND DISCIPLINARY PROCEDURE

15.1 If the Executive wishes to seek redress of any grievance relating to his employment he should refer such grievances to the Board for resolution.

15.2 The Company's disciplinary procedures from time to time in force shall apply to the Executive.

16.     TERMINATION

16.1    If:-

        (a) the Executive shall be or become of unsound mind or be or become a patient for any purpose of any statute relating to mental health; or


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        (b) the Executive shall enter into any composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986; or

        (c) a bankruptcy petition is presented against the Executive or if circumstances exist now or in the future under which such a petition could be presented; or

        (d) the Executive shall commit any act of dishonesty whether relating to the Company, any Associated Company, an employee or otherwise; or

        (e) the Executive is guilty of any misconduct or commits any serious or persistent breach of any of his obligations to the Company or any Associate Company (whether under this Agreement or otherwise) or refuses or neglects to comply with any lawful orders or directions given to him by the Board consistent with the terms of this Agreement; or

        (f) the Executive is guilty of any conduct tending to bring himself, the Company or any Associated Company into disrepute; or

        (g) the Executive shall be or be prohibited or disqualified from holding the office which he holds in the Company or any Associated Company or shall be removed from any such office or shall resign from any such office without the prior written consent of the Board;

THEN the Company shall be entitled by notice in writing to the Executive to determine his employment under this Agreement forthwith whereupon the Executive shall have no claim against the Company for damages or otherwise by reason of such determination.

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16.2    This Agreement shall automatically terminate on the Executive's 65th birthday.

16.3 Upon the termination of the Executive's employment for whatever reason the Executive shall:-

        (a) immediately tender his resignation from all offices he holds in the Company and in any Associated Company without prejudice to any other rights accruing to either party hereto: and

        (b) deliver to the Company forthwith all documents, (including copies), and all keys, credit cards, books and other property of the Company or any Associated Company then in his possession.

16.4 After the termination of the Executive's employment hereunder he shall not at any time thereafter represent himself as being in any way connected with or interested in the business of or employed by the Company or any Associated Company; or use for trade or other purposes the name of the Company or any Associated Company or any name capable of confusion therewith.

16.5 The termination of the Executive's employment hereunder for whatever reason shall not affect those terms of this Agreement which are expressed to have effect thereafter and shall be without prejudice to any accrued rights or remedies of the parties.

17.     POST-TERMINATION OBLIGATIONS

17.1 The Executive undertakes to and covenants with the Company that, unless he shall be wrongfully dismissed:-

        (a) he will not for a period of 18 months after termination of this Agreement in the Restricted Territories directly or indirectly deal with or engage in business with or be in any way interested in or connected with (in each case in relation to the Business) any concern, undertaking, firm or body corporate which engages in or carries on within any part of

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            the Restricted Territories the Business in competition with the
            Company or any Associated Company; and

        (b) he will not for a period of 2 years after the termination of this Agreement directly or indirectly:-

            (i) in competition with the Company or any Associate Company solicit the custom of (or offer or agree to provide goods or services of a like description to those provided by the Company or any Associated Company to) any person firm or company which is, or which has at any time during the period of 2 years preceding the termination of this Agreement been a customer or client of the Company or any Associated Company;

           (ii) interfere or seek to interfere with the relations between the Company or any Associated Company and any of its suppliers;

          (iii) solicit, interfere with or endeavour to entice away from the Company or any Associated Company any person who is an employee or director of the Company or any Associated Company (whether or not such person would commit a breach of the terms of his contract of employment by leaving the service of the company concerned) or knowingly employ, or assist in or procure the employment by any other person firm or company of, any such person.

17.2 Each of the obligations on the Executive contained in the above provisions of this Clause constitutes an entirely separate and independent restriction on the Executive notwithstanding that they may be contained in the same sub-clause, paragraph, sentence or phrase.

17.3 If any obligation set out in Clause 17.1 or any part thereof shall be held invalid or unenforceable or void but would not be so held if some part of it were deleted or modified or varied then such

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        provision shall apply with such deletion, modification or variation as may be necessary to make it valid and effective.

18.     GENERAL

18.1 No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Company of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

18.2 The Executive hereby irrevocably and by way of security appoints the Company and each Associated Company now or in the future existing to be his attorney and in his name and on his behalf and as his act and deed to sign, execute and do all acts, things and documents which he is obliged to execute and do under the provisions of this Agreement and the Executive hereby agrees forthwith on the request of the Company to ratify and confirm all such acts, things and documents signed, executed or done in pursuance of this power.

19.     NOTICES

19.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by first class prepaid post to the address of that party specified in this Agreement or such other address in England as may be notified by that party from time to time for this purpose, and shall be effectual notwithstanding any change of address not so notified.

19.2 Unless the contrary shall be proved each such notice or communication shall be deemed to have been given or made, if by first class prepaid post, 72 hours after posting and, if by delivery, at the time of delivery.


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20.     OTHER AGREEMENTS

        This Agreement supersedes all other agreements whether written or oral between the Company or any Associated Company and the Executive relating to the employment of the Executive and the Executive acknowledges and warrants to the Company that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

21.     GOVERNING LAW

        This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in respect of this Agreement.


IN WITNESS whereof this Agreement has been signed for and on behalf of the Company and duly executed as a Deed by the Executive the day and year first above written




SIGNED by                       )
for and on behalf of            )     /s/ Barrie S. Haigh
INNOVEX HOLDINGS LIMITED        )
in the presence of:-

   /s/ A.R. Gordon



EXECUTED and DELIVERED as a     )     /s/ Paul Knott
Deed by PAUL KNOTT              )
in the presence of:-

   /s/ A.R. Gordon